Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-152731 of BlackRock Large Cap Series Funds, Inc. on Form N-14 of our report dated July 30, 2008, relating to the financial statements and financial highlights of PNC Funds, Inc., including Prime Money Market Fund, Government Money Market Fund, Tax-Exempt Money Market Fund, Growth & Income Fund, Equity Income Fund, Equity Growth Fund, Capital Opportunities Fund, International Equity Fund, Diversified Real Estate Fund, Limited Maturity Bond Fund, Total Return Bond Fund, Maryland Tax-Exempt Bond Fund, Tax-Exempt Limited Maturity Bond Fund and National Tax-Exempt Bond Fund, appearing in the 2008 Annual Report of PNC Funds, Inc. on Form N-CSR for the year ended May 31, 2008. We also consent to the references to us under the headings "Other Service Providers-PNC Fund" in the Combined Prospectus/Proxy Statement and "Form of Agreement and Plan of Reorganization - Representations and Warranties" in Appendix B to the Combined Prospectus/Proxy Statement, all of which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Chicago, Illinois
September 12, 2008